Exhibit 3.2

AMENDED AND RESTATED
BYLAWS
OF COTERRA ENERGY INC.

Adopted July 30, 2025

INDEX OF AMENDED AND RESTATED BYLAWS
COTERRA ENERGY INC.
Page
Article I MEETINGS OF STOCKHOLDERS 1

Article II BOARD OF DIRECTORS AND BOARD COMMITTEES 18

Article III OFFICERS 20

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Article IV STOCK 23

Article V GENERAL PROVISIONS 25
Section 1 Seal............................................................................................................................ 25
Section 2 Execution of Papers.................................................................................................. 25
Section 3 Fiscal Year................................................................................................................ 25
Section 4 Waiver of Notice...................................................................................................... 25
Section 5 Amendments............................................................................................................. 25
Article VI INDEMNIFICATION AND ADVANCEMENT OF EXPENSES 25

Article VII EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES 27

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AMENDED AND RESTATED
BYLAWS
OF
COTERRA ENERGY INC.
(THE “CORPORATION”)

ARTICLE 1

MEETINGS OF STOCKHOLDERS

Section 1 Annual Meeting of Stockholders. The annual meeting of stockholders for the election of directors shall be held at such date and time as the board of directors of the Corporation ( the “Board of Directors”) may designate. Any other proper business may be transacted at the annual meeting

Section 2 Special Meetings of Stockholders. A special meeting of the stockholders may be called at any time only by the chairman of the Board of Directors (the “Chairman”), by the chief executive officer of the Corporation (the “Chief Executive Officer”), by the president of the Corporation (the “President”) or by the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 3 Place of Stockholders’ Meetings. Annual or special meetings of stockholders shall be held at such place, if any, within or without the State of Delaware as shall be designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that an annual meeting or special meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 4 Notice of Stockholders’ Meetings, Business and Nominations.

(A) Notice of Meetings.

Except as may be otherwise required by applicable law, by the certificate of incorporation of the Corporation (as it may be amended or restated from time to time, the “Certificate of Incorporation”) or by other provisions of these Bylaws, a notice of each meeting of stockholders, stating the place, if any, day and hour thereof, the means of remote communication, if any, by which stockholders and holders of proxies for stockholders may participate in that meeting and be deemed present in person and vote at that meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given, at least 10 days but no more than 60 days before the date of the meeting, to each stockholder entitled to vote thereat in accordance with Section 232 of the DGCL.

(B) Annual Meetings of Stockholders.

(1)Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors, (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Article I, Section 4 and on the record date for determination of stockholders entitled to vote at such meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article I, Section 4 or (d) with respect to nominations of persons for election to the Board of Directors, by an Eligible Stockholder (defined below) who meets the requirements of and complies with all of the procedures set forth in Article I, Section 4(E). Clause (c) of the immediately preceding sentence shall be the exclusive means for a stockholder to submit business or proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the notice relating to the meeting given by or at the direction of the Board of Directors and other than nominations of persons for election to the Board of Directors described below) before an annual meeting of stockholders and clauses (c) and (d) of the immediately preceding sentence shall be the exclusive means for a stockholder to make any nomination of persons for election to the Board of Directors at an annual meeting of stockholders. Any business proposed to be brought before an annual meeting by a stockholder of the Corporation must be a proper matter for stockholder action and be properly introduced at such meeting.

(2)For director nominations to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of Article I, Section 4(B)(1), in addition to any other applicable requirements, the stockholder must have given timely advance notice thereof in writing to the secretary of the Corporation (the “Secretary”).

Any stockholder’s advance notice to the Secretary pursuant to Article I, Section 4(B)(2), (C) or (E) shall set forth (i) as to each person whom such stockholder proposes to nominate for election to the Board of Directors, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors of the Corporation in a contested election or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, the written consent of such person to having such person’s name placed in nomination at the meeting, to being named in a proxy statement and accompanying proxy card and to serving on the Board of Directors if elected), and (d) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such stockholder and such beneficial owner, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (ii) as to such stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is made and each proposed nominee, (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and the name and address of any other stockholders known by such stockholder to be financially supporting such nomination, (b)(1) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and such nominee, (2) any Derivative Instrument (defined below) directly or indirectly owned beneficially by such stockholder, such beneficial owner and such nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such stockholder, beneficial owner or nominee with respect to any shares of any security of the Corporation, (4) any pledge by such stockholder, beneficial owner or nominee of any security of the Corporation or any short interest of such stockholder, beneficial owner or nominee in any security of the Corporation, (5) a description of any agreement, arrangement or understanding with respect to any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder, beneficial owner and nominee that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of capital stock of the Corporation, and (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, beneficial owner or nominee is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (c) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (d) a representation that such stockholder or beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee, (y) otherwise to solicit proxies or votes from stockholders in support of such nomination and (z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act, (e) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder and (f) any other information relating to such stockholder, beneficial owner, if any, and nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors of the Corporation in a contested election or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The number of nominees a stockholder may nominate for election at the annual meeting on its own behalf (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Any such stockholder’s notice to the Secretary shall also include or be accompanied by, with respect to each nominee for election to the Board of Directors, a completed and signed questionnaire, representation and agreement required by the third paragraph of this Article I, Section 4(B)(2). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

To be eligible to be a nominee for election to the Board of Directors, a person must deliver (with respect to a nomination made by a stockholder pursuant to this Article I, Section 4, in accordance with the time periods prescribed for delivery of notice under this Article I, Section 4, or, in the case of a Stockholder Nominee (defined below), the time periods prescribed for delivery of a Notice of Proxy Access Nomination (defined below) under Article I, Section 4(E)) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(3)For business, other than director nominations (which are governed by Article I, Section 4(B)(2) and Article I, Section 4(E)), to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of Article I, Section 4(B)(1), in addition to any other applicable requirements, the stockholder must have given timely notice thereof in writing to the Secretary.

Any stockholder’s advance notice to the Secretary pursuant to this Article I, Section 4(B)(3) shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, together with the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (ii) as to such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and the name and address of any other stockholders known by such stockholder to be financially supporting such business or proposal, (b)(1) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (2) any Derivative Instrument directly or indirectly owned beneficially by such stockholder and by such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such stockholder or beneficial owner with respect to any shares of any security of the Corporation, (4) any pledge by such stockholder or beneficial owner of any security of the

Corporation or any short interest of such stockholder or beneficial owner in any security of the Corporation, (5) a description of any agreement, arrangement or understanding with respect to rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder and by such beneficial owner that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of capital stock of the Corporation, and (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (c) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iii) any material interest of such stockholder and beneficial owner, if any, in such business or proposal, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (v) a representation that such stockholder or beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and (y) otherwise to solicit proxies or votes from stockholders in support of such proposal and (vi) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with such business or proposal by such stockholder.

(4)To be timely, a stockholder’s notice pursuant to the first paragraph of Article I, Section 4(B)(2) (other than a Notice of Proxy Access Nomination, which must be delivered or mailed to and received at the principal executive offices of the Corporation within the time periods provided in Article I, Section 4(E)) or the first paragraph of Article I, Section 4(B)(3) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if less than 100 days’ prior notice or public announcement of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public announcement was made. In no event shall the public announcement of an adjournment, postponement or recess of an annual meeting commence a new time period (or extend any time period) for the giving of timely notice as described above. Notwithstanding anything in the first sentence of this paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no prior notice or public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice to nominate a director required by this Article I, Section 4 (other than a Notice of Proxy Access Nomination, which must be delivered or mailed to and received at the principal executive offices of the Corporation within the time periods provided in Article I, Section 4(E)) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public announcement was made.

(5) A stockholder providing (a) notice of any director nomination proposed to be made at a meeting (including any Notice of Proxy Access Nomination) or (b) notice of business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice other than the representations at Article I, Section 4(B)(2)(ii)(c)-(d) and the representations at Article I, Section 4(B)(3)(iv)-(v) pursuant to this Article I, Section 4 shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). In addition, a stockholder providing a notice described in clause (a) or (b) of the immediately preceding sentence shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Article I, Section 4. For the avoidance of doubt, the obligation to update and supplement as set forth in this Article I, Section 4(B)(5) or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder’s notice, including, without limitation, any representation required herein, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of stockholders.

(C) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting given by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) if, but only if, the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Article I, Section 4 and on the record date for determination of stockholders entitled to vote at such meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Article I, Section 4, including Article I, Section 4(B)(2) hereof. Clause (b) of the immediately preceding sentence shall be the exclusive means for a stockholder to make any nomination of a person or persons for election as a director of the Corporation at a special meeting of stockholders of the Corporation. The number of nominees a stockholder may nominate for election at the special meeting at which directors are to be elected on its own behalf

(or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Article I, Section 4(B)(2) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the 90th day prior to such special meeting; provided, however, that if less than 100 days’ prior notice or public announcement of the scheduled meeting date and of the nominees proposed by the Board of Directors to be elected at such meeting is given or made, notice by such stockholder, to be timely, must be so delivered not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public announcement was made. In no event shall the public announcement of an adjournment, postponement or recess of a special meeting commence a new time period (or extend any time period) for the giving of timely notice as described above. Nominations pursuant to Article I, Section 4(E) may not be made in connection with any special meeting of the stockholders.

(D) General.

(1)Subject to such rights of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more directors of the Corporation under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, only such persons who are nominated in accordance with the procedures set forth in this Article I, Section 4 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article I, Section 4. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the chairman of the meeting (or, in advance of such meeting of stockholders, the Board of Directors) shall have the power and duty to determine whether a nomination or proposed nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article I, Section 4 and, if any proposed nomination or business is not in compliance with this Article I, Section 4, to so declare, and such defective proposal or nomination shall be disregarded.

(2)For purposes of this Article I, Section 4, (i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or posted on the Corporation’s website at www.coterra.com and (ii) “affiliates” and “associates” shall have the meanings ascribed thereto under the general rules and regulations under the Exchange Act.

(3)For purposes of this Article I, Section 4, a “Derivative Instrument” shall include any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of capital stock of the Corporation or any derivative or synthetic arrangement having characteristics of a long position in any class or series of shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise.

(4)For purposes of this Article I, Section 4, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security.

(5)Notwithstanding the other provisions of this Article I, Section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article I, Section 4. Nothing in this Article I, Section 4 shall be deemed to affect any rights (a) of the holders of any series of preferred stock to elect directors if and to the extent provided for in the Certificate of Incorporation or (b) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(6)Notwithstanding the foregoing provisions of this Article I, Section 4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business advanced by such stockholder, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder or beneficial owner (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a‑19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder or beneficial owner provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it or such beneficial owner has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(E) Proxy Access for Director Nominations

(1)Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Article I, Section 4(E), the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information, of any person or persons, as applicable, nominated for election (the “Stockholder Nominee(s)”) to the Board of Directors by a stockholder or group of not more than 20 stockholders that satisfies the requirements of Article I, Section 4(E)(5) (the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Article I, Section 4(E) (the “Notice of Proxy Access Nomination”) to have its nominee or nominees, as applicable, included in the Corporation’s proxy materials pursuant to this Article I, Section 4(E). For purposes of this Article I, Section 4(E), the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary concerning the Stockholder Nominee(s) and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and, if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the candidacy of the Stockholder Nominee(s) (the “Statement”). Notwithstanding anything to the contrary contained in this Article I, Section 4(E), the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law or regulation. The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

(2)To be timely for purposes of this Article I, Section 4(E), the Notice of Proxy Access Nomination shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date (as specified in the Corporation’s proxy materials for its immediately preceding annual meeting of stockholders) on which the Corporation first mailed its proxy materials for its immediately preceding annual meeting of stockholders. In no event will an adjournment, postponement or recess of an annual meeting of stockholders or the announcement thereof commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination as provided above.

(3)The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Article I, Section 4(E) (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the largest whole number below 20%. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of

Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Article I, Section 4(E) whom the Board of Directors decides to nominate as a nominee for director shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Article I, Section 4(E) has been reached. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Article I, Section 4(E) shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Article I, Section 4(E) exceeds the maximum number of nominees provided for in this Article I, Section 4(E). In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Article I, Section 4(E) exceeds the maximum number of nominees provided for in this Article I, Section 4(E), the highest ranking Stockholder Nominee who meets the requirements of this Article I, Section 4(E) from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest-ranking Stockholder Nominee who meets the requirements of this Article I, Section 4(E) from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Notwithstanding anything to the contrary contained in this Article I, Section 4(E), if the Corporation receives notice pursuant to Article I, Section 4(B) that any stockholder intends to nominate for election at such meeting one or more persons (whether or not subsequently withdrawn), no Stockholder Nominees will be included in the Corporation’s proxy materials with respect to such meeting pursuant to this Article I, Section 4(E).

(4)For purposes of this Article I, Section 4(E), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. For purposes of this Article I, Section 4(E), a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on no more than five business days’ notice or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof.

(5)In order to make a nomination pursuant to this Article I, Section 4(E), an Eligible Stockholder must have owned the Required Ownership Percentage of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period as of both the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary in accordance with this Article I, Section 4(E) and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Article I, Section 4(E), the “Required Ownership Percentage” is three percent or more, and the “Minimum Holding Period” is three years. Within the time period specified in this Article I, Section 4(E) for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (iii) the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination with respect to each Stockholder Nominee pursuant to Article I, Section 4(B); (iv) the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (v) a representation that the Eligible Stockholder (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not currently have such intent, (b) currently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (d) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material and (e) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vi) an undertaking that the Eligible Stockholder agrees to (a) assume all liability stemming from any legal or regulatory violation arising out of the Eligible

Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (b) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation; and (vii) in the case of a nomination by a group of stockholders that together comprises an Eligible Stockholder, each group member’s agreement designating one group member as the exclusive group member authorized to interact with the Corporation for purposes of this Article I, Section 4(E) on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(6)Within the time period specified in this Article I, Section 4(E) for delivering the Notice of Proxy Access Nomination, each Stockholder Nominee must deliver to the Secretary the questionnaire, representations, agreements and other information required by Article I, Section 4(B).

(7)In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this Article I, Section 4.

(8)The Corporation shall not be required to include, pursuant to this Article I, Section 4(E), a Stockholder Nominee in its proxy materials for any meeting of stockholders (i) for which the Secretary receives a notice that a stockholder has nominated (whether or not subsequently withdrawn) such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Article I, Section 4(B), (ii) if the Eligible Stockholder that has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) if the Stockholder Nominee is or becomes a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, if elected, that has not been disclosed to the Corporation by the Stockholder Nominee pursuant to Article I, Section 4(E)(6), (iv) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors, (v) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation, (vi) who is or has been, within the past fiscal year, an officer or director of a competitor, as defined for purposes of Article I, Section 8 of the Clayton Antitrust Act of 1914, as amended, (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (viii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act, (ix) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof or (x) if the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Article I, Section 4(E).

(9)Notwithstanding anything to the contrary set forth herein, at any annual meeting of stockholders, the chairman of such annual meeting of stockholders (or, in advance of such annual meeting, the Board of Directors) shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) or the applicable Eligible Stockholder shall have breached its or their obligations under this Article I, Section 4(E), as determined by the Board of Directors or such chairman of the meeting or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Article I, Section 4(E).

(10)Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Article I, Section 4(E) for the next two annual meetings. For the avoidance of doubt, this Article I, Section 4(E) shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Article I, Section 4(B).

(11)Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Article I, Section 4(E) that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other requirements or conditions (including without limitation the Minimum Holding Period) shall be deemed to require that each stockholder that is a member of such group to provide such written statements, representations, undertakings, agreements or other instruments and to meet such other requirements or conditions; provided, however, that the Required Ownership Percentage shall apply to the ownership of the group in the aggregate. In addition, a group of any two or more funds that are under common management and investment control shall be treated as one stockholder for purposes of forming a group to qualify as an Eligible Stockholder. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(12)This Article I, Section 4(E) shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials (including, without limitation, any proxy card or written ballot, other than with respect to Rule 14a-19 of the Exchange Act to the extent applicable with respect to form of proxies).

Section 5 Adjournments and Postponements of Stockholders’ Meetings.

Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting from time to time, and for any reason, to reconvene at the same or some other place, if any, and, except as required by applicable law, notice need not be given of any such reconvened meeting if the time, place, if any, thereof and the means of remote communication, if any, by which stockholders and holders of proxies for stockholders may be deemed present in person and vote at that reconvened meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At the reconvened meeting the Corporation may transact any business it might have transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment the Board of Directors fixes a new record date for the meeting to be reconvened, the Corporation will give, in accordance with Article I, Section 4(A), notice of the reconvened meeting to each stockholder of record and entitled to vote at the reconvened meeting.

The Board of Directors may, at any time prior to the holding of a meeting of stockholders, annual or special, and for any reason, cancel, postpone, or reschedule such meeting by public announcement made prior to the time previously scheduled for such meeting of stockholders.

Section 6 Quorum and Action of Stockholders.

At any meeting of the stockholders, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except in any case where a larger quorum is required by applicable law, by the Certificate of Incorporation or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. In any case, any meeting may be adjourned from time to time, whether or not a quorum is present, by the chairman of the meeting or stockholders so present by the affirmative vote of the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereon, present in person or represented by proxy.

Each director shall be elected by the affirmative vote of the holders of the majority of the votes cast at a meeting for the election of directors at which a quorum is present; provided, however, that the directors shall be elected by a plurality of the votes cast at any meeting for which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the 10th day preceding the date the Corporation first mails or delivers its notice of meeting for such meeting to stockholders. For purposes of this paragraph, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” such director’s election. Votes cast shall exclude abstentions and broker non-votes with respect to that director’s election.

The Board of Directors shall have the power to establish procedures with respect to the resignation of continuing directors who are not reelected as provided above.
When a quorum is present at any meeting, any question brought before the meeting, other than in an election of directors as provided for above, shall be decided by the affirmative vote of the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereon, present in person or represented by proxy, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter.

Section 7 Proxies and Voting.

Except as otherwise may be provided in the Certificate of Incorporation and subject to the provisions of Article IV, Section 2 of these Bylaws, each stockholder at every meeting of the stockholders shall be entitled to one vote in person or by proxy for each share of the capital stock held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 8 List of Stockholders Entitled to Vote.

The Corporation shall prepare or cause to be prepared, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of such meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. The original or duplicate stock ledger shall conclusively list and identify the stockholders entitled to examine such list or to vote in person or by proxy at any meeting of stockholders.

Section 9 Conduct of Stockholders’ Meetings.

At every meeting of stockholders, the Chairman, or, if a chairman has not been appointed or is absent, the Chief Executive Officer, or if no Chief Executive Officer is then serving or is absent, the President, or, if no President is then serving or is absent, any vice president of the Corporation (a “Vice President”), or, if no Vice President is then serving or all are absent, a director or officer of the Corporation chosen by the Board of Directors, shall act as chairman of the meeting. The Chairman may appoint the Chief Executive Officer as chairman of the meeting. The Secretary, or, in his or her absence, an assistant secretary of the Corporation (“Assistant

Secretary”) or other officer or other person directed to do so by the chairman of the meeting, shall act as secretary of the meeting.

To the extent not in conflict with the provisions of applicable law relating thereto, the Certificate of Incorporation or these Bylaws, the Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of stockholders as it deems appropriate. Except to the extent inconsistent with those rules and regulations, if any, the chairman of any meeting of stockholders will have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting and prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of that chairman, are appropriate for the proper conduct of that meeting. Those rules, regulations or procedures, by whomever so adopted, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies or such other persons as the chairman of the meeting may determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot; and (vi) restrictions on the use of audio or video recording devices at the meeting. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, the chairman of the meeting of stockholders (or, in advance of such meeting of stockholders, the Board of Directors) shall have the power and duty to determine whether any matter or business proposed to be brought before the meeting was proposed, as the case may be, in accordance with applicable law, the Certificate of Incorporation or these Bylaws and, if any matter or business is not in compliance with applicable law, the Certificate of Incorporation or these Bylaws, to so declare, and such defective matter or business shall be disregarded. Except to the extent the Board of Directors or the chairman of any meeting otherwise prescribes, no rules or parliamentary procedure will be required to govern any meeting of stockholders.

Section 10 Action by Consent.

(A)     Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Delaware law.

(B)     In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of

Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such 10 day period on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Delaware law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(C)    In the event of the delivery, in the manner provided by this Article I, Section 10, to the Corporation of the requisite consent or consents to take corporate action or any related revocation or revocations, the Corporation may engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. If such independent inspectors are engaged, for the purpose of permitting the inspectors to perform such review, no action by consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Article I, Section 10 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Article I, Section 10(C) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

ARTICLE II

BOARD OF DIRECTORS AND BOARD COMMITTEES

Section 1 Board of Directors. The number of directors which constitute the whole Board of Directors shall be neither less than three nor more than 15. Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided elsewhere in these Bylaws, and each director elected shall hold office until a successor is elected and qualified, or until he or she sooner dies, resigns or is removed. Directors need not be stockholders. Newly-created directorships resulting from any increase in the authorized number of directors and vacancies on the Board of Directors shall be filled by the Board of Directors, by vote of a majority of the directors then in office though less than a quorum or by the sole remaining director, or may be filled, at the discretion of the Board of Directors, by an election at a meeting of stockholders held for that purpose, and each director so chosen shall hold office until the next annual meeting of the stockholders and until such director’s successor is elected and qualified. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 2 Powers of the Board of Directors. The Board of Directors shall have and may exercise all the powers of the Corporation, except such as are conferred exclusively upon the stockholders by applicable law or by the Certificate of Incorporation.

Section 3 Executive Committee.

The Board of Directors may from its own number designate an executive committee of the Board of Directors, to consist of not less than two members. The Chairman and the Chief Executive Officer, if also a director, shall each be an ex officio member of the executive committee.

Such executive committee shall, to the extent permitted by law, be vested with all the power and authority to the Board of Directors in the management of the business and affairs of the Corporation to take any action which the Board of Directors itself could take with respect to the conduct and management of the business of the Corporation, as well as authorizing the seal of the Corporation to be affixed to all papers which may require it.

If an executive committee is designated, each member of such executive committee shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed, or becomes disqualified by ceasing to be a director.

A majority of the members of the executive committee then in office shall constitute a quorum for the transaction of business. The executive committee may make rules not inconsistent herewith for the holding and conducting of its meetings, but unless otherwise provided in such rules, its meetings shall be held and conducted in the same manner, as nearly as may be, as is provided in these Bylaws for meetings of the Board of Directors. The Board of Directors shall have power and authority to rescind any vote or resolution of the executive committee, but no such rescission shall have retroactive effect. In the absence or disqualification of a member of the executive committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 4 Committees. The Board of Directors may at any time and from time to time, by resolution, appoint, designate, change the membership of or terminate the existence of one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Each such committee shall have such name as may be determined from time to time by resolution adopted by the Board of Directors and shall have and may exercise such powers of the Board of Directors in the management of the business and aﬀairs of the Corporation, including the power to authorize the seal of the Corporation to be aﬃxed to all papers which may require it, as may be permitted by law and determined from time to time by resolution. A majority of the members of each such committee then in oﬃce shall constitute a quorum for the transaction of business. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 5 Meetings of the Board of Directors.

Regular meetings of the Board of Directors may be held without call or formal notice at such places, if any, either within or without the State of Delaware and at such times as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place, if any, as the annual meeting of the stockholders.

Special meetings of the Board of Directors may be held at any time and at any place, if any, either within or without the State of Delaware when called by the Chairman, the Chief Executive Officer, the President, the chief financial officer of the Corporation (the “Chief Financial Officer”) or two or more directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least 24 hours before the special meeting.

Section 6 Quorum and Action of Directors. At any meeting of the Board of Directors, a quorum shall consist of a majority of the directors then in oﬃce. When a quorum is present at any meeting, the votes of a majority of the directors present shall decide any questions brought before such meeting, except in any case where a larger vote is required by applicable law, by the Certificate of Incorporation or by these Bylaws.

Section 7 Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a ﬁxed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for attending committee meetings.

Section 8 Chairman of the Board. The Board of Directors may elect from among its members a Chairman of the Board. Subject to Article I, Section 9 of these Bylaws, the Chairman shall preside at all meetings of the stockholders and of the Board of Directors at which the Chairman is present.

Section 9 Resignation; Removal. Any director may resign at any time by delivering his or her resignation in writing or by electronic transmission to the Chairman, the Lead Independent Director (defined below), the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time stated in the resignation, or if no time be so stated therein, immediately upon its delivery, and without the necessity of its being accepted unless the resignation shall so state. The stockholders may remove any director from office with or without cause, by the affirmative vote of the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote at an election of directors.

ARTICLE III

OFFICERS

Section 1 Officers and Agents.
The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer (defined below) and such other officers as the Board of Directors shall deem necessary or appropriate, which may include, without limitation a Chief Financial Officer, one or more executive vice presidents of the Corporation (each, an “Executive Vice President”), senior vice presidents of the Corporation (each, a “Senior Vice President”), a General Counsel (defined below) and Assistant General Counsels (defined below), a Controller (defined below) and assistant controllers, Assistant Secretaries, and assistant treasurers of the Corporation (each, an “Assistant Treasurer”). Two or more offices may be held by the same person.

The Board of Directors at its first meeting after each annual meeting of stockholders or at such other time as determined by the Board of Directors shall appoint the officers of the Corporation, of whom only the Chief Executive Officer must be a board member. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in these Bylaws, a resolution by the Board of Directors or, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Any vacancies occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 2 Chief Executive Officer. The Chief Executive Officer shall perform all duties commonly incident to his or her office and shall perform such other duties as the Board of Directors shall from time to time designate. The Chief Executive Officer, in addition to his or her other duties, shall have general and active management authority of corporate business and shall ensure that all orders and resolutions of the Board of Directors are carried into effect.

Section 3 President. The President shall have such duties and powers as shall be designated from time to time by the Chief Executive Officer or the Board of Directors. The President shall have all the powers and shall discharge all the duties of the Chief Executive Officer during his or her absence or his or her inability or incapacity to act. The President shall have general responsibility for the daily operations of the Corporation and shall have such duties and powers as shall be designated from time to time by the Chief Executive Officer or the Board of Directors.

Section 4 Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Any Executive Vice President, any Senior Vice President or, if they are not available, any available Vice President (in each case, in the order as determined by the Board of Directors), shall have all the powers and shall discharge all the duties of the President during his or her absence or his or her inability or incapacity to act, and each such Executive Vice President, Senior Vice President or Vice President shall further have such powers and discharge such duties as are imposed upon them by these Bylaws or may be from time to time conferred or imposed upon them by the Chief Executive Oﬃcer, the President or the Board of Directors.

Section 5 Chief Financial Officer. The Chief Financial Oﬃcer, if such oﬃcer is appointed, or if not, the treasurer of the Corporation (the “Treasurer”), shall be responsible for developing, recommending and implementing ﬁnancial policies of the Corporation and shall have general responsibility for protecting the Corporation’s ﬁnancial position. The Chief Financial Oﬃcer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses capital, retained earnings and shares. The Chief Financial Oﬃcer shall further have such powers and discharge such duties as are imposed upon him or her by these Bylaws or may be from time to time conferred or imposed upon him or her by the Chief Executive Oﬃcer, the President or the Board of Directors.

Section 6 Secretary and Assistant Secretaries.

The Secretary or an Assistant Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and its committees and shall record all the proceedings of the meetings of the stockholders and of the Board of Directors and its committees in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Chief Executive Officer, the President or by the Board of Directors, under whose supervision the Secretary shall work. The Secretary shall keep in safe custody the seal of the Corporation and when authorized by the Chief Executive Officer, the President, the Board of Directors, or these Bylaws, affix the same to any instrument requiring it and, when so affixed, the Secretary or an Assistant Secretary shall attest the seal by signing his or her name to the sealed document. The Secretary shall be responsible for the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under the direction of the Secretary).

The Assistant Secretary, or if there are more than one, the Assistant Secretaries, in the order determined by the Secretary, shall in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Chief Executive Officer, the President, the Board of Directors and the Secretary may from time to time prescribe.

Section 7 Treasurer and Assistant Treasurers.

The Treasurer shall have custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate account of receipts and disbursements in books belonging to the Corporation and shall deposit or cause to be deposited all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall invest surplus funds, if any, in such investments as the Treasurer shall deem appropriate in consultation with the Chief Executive Officer or Chief Financial Officer, as applicable, and pursuant to this authority may buy and sell securities on behalf of the Corporation from time to time. The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or such other officer as the Chief Executive Officer may from time to time designate, taking proper vouchers for such disbursements. The Treasurer shall work under the supervision of the Chief Financial Officer if the Board of Directors has appointed such an officer.

The Assistant Treasurer, if any, (or there are more than one, the Assistant Treasurers, in the order determined by the Treasurer) shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as Chief Executive Officer, the President, the Board of Directors and the Treasurer may from time to time prescribe and shall be responsible to and shall report to the Treasurer.

Section 8 General Counsel and Assistant General Counsels.

The general counsel of the Corporation (the “General Counsel”), if the Board of Directors appoints such an officer, shall be the chief legal officer of the Corporation. The General Counsel shall further have such powers and discharge such duties as are imposed upon him or her by these Bylaws or may be from time to time conferred or imposed upon him or her by the Chief Executive Oﬃcer, the President or the Board of Directors.

The assistant general counsel of the Corporation (each, an “Assistant General Counsel”), or, if there are more than one, the Assistant General Counsels, shall, in the order determined by the General Counsel, in the absence or disability of the General Counsel, perform his or her duties and exercise his or her powers and shall perform such other duties and have such other powers as the Chief Executive Officer, the President, the Board of Directors or the General Counsel may from time to time prescribe.

Section 9 Controller.

The controller of the Corporation (the “Controller”), if the Board of Directors elects such an officer, shall be the chief accounting officer of the Corporation, shall keep its books of account and accounting records, and shall oversee the Corporation’s accounting policies and procedures. The Controller shall work under the supervision of the Chief Financial Officer. The Controller shall further have such powers and discharge such duties as are imposed upon him or her by these Bylaws or may be from time to time conferred or imposed upon him or her by the Chief Executive Oﬃcer, the President, the Chief Financial Officer, or the Board of Directors.

The assistant controller of the Corporation, if any, shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller, and shall perform such other duties and have such other powers as the Chief Executive Officer, the President, the Board of Directors, the Chief Financial Officer or the Controller may from time to time prescribe, and shall be responsible to and shall report to the Controller.

Section 10 Resignations and Removals.

Any officer may resign at any time by delivering his or her resignation in writing or by electronic transmission to the Chairman, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time stated in the resignation, or if no time be so stated therein, immediately upon its delivery, and without the necessity of its being accepted unless the resignation shall so state.

The Board of Directors may at any time, by vote of a majority of the directors then in office (so long as a quorum is present), remove from office the Chief Executive Officer, the President, any Executive Vice President, and Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, the General Counsel or the Controller. Any other officer, agent or employee may be removed from office, agency or employment by (i) the Board of Directors, or (ii) in the case of any officer, agent or employee not appointed to his or her position by the Board of Directors or any duly authorized committee thereof, by any officer upon whom such power may be conferred by the Board of Directors.

Section 11 Vacancies. If the oﬃce of any oﬃcer becomes vacant, by reason of death, resignation, removal, disqualiﬁcation or otherwise, a successor may be appointed by the Board of Directors. Each such successor shall hold oﬃce for the unexpired term of office to which such successor was appointed, and until his or her successor shall be appointed and qualiﬁed, or until he or she sooner dies, resigns, is removed or replaced or becomes disqualiﬁed.

ARTICLE IV

STOCK

Section 1 Certificates of Stock. Shares of capital stock of the Corporation may be certiﬁcated or uncertiﬁcated, as permitted by applicable law. Every holder of capital stock in the Corporation represented by certificates shall be entitled to have a certiﬁcate, signed by or in the name of the Corporation, by any two authorized officers of the Corporation (it being understood that the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary shall be an authorized officer for such purpose), certifying the number of shares owned by him or her in the Corporation. Any or all of the signatures on such certiﬁcate may be a facsimile copy, engraved, stamped or printed. In case any oﬃcer, transfer agent or registrar who shall have signed, or whose signature or signatures shall have been used on any such certiﬁcate or certiﬁcates shall cease to be such oﬃcer, transfer agent or registrar before such certiﬁcate or certiﬁcates are issued, such certiﬁcate or certiﬁcates may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2 Record Date for Stockholders’ Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may ﬁx in advance a date, which record date shall not precede the date upon which the resolutions fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 days nor less than 10 days before the date of any meeting of stockholders. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

Section 3 Record Date for Other Lawful Action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than determining stockholders entitled to express consent to corporate action without a meeting which is addressed in Article I, Section 10 of these Bylaws), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4 Loss of Certificates. In the case of a certificate that is alleged to be lost, stolen or destroyed, the Corporation may issue a new certiﬁcate or uncertificated shares (if applicable) in place thereof and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE V

GENERAL PROVISIONS

Section 1 Seal. The corporate seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a ﬂat-faced circular die with the word “Delaware”, together with the name of the Corporation and the year of its organization, cut or engraved thereon. The corporate seal of the Corporation may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 2 Execution of Papers. Unless the Board of Directors generally or in particular cases authorizes the execution thereof in some other manner, all deeds, leases, transfers, sales of securities, contracts, proxies, bonds, notes, checks, drafts and other obligations, agreements and undertakings made, accepted or endorsed by the Corporation, shall be signed by the Chief Executive Oﬃcer, the President or by one of the Vice Presidents (including any Executive Vice President or Senior Vice President), and, if such papers require a seal, the seal of the Corporation shall be aﬃxed thereto and attested by the Secretary or an Assistant Secretary.

Section 3 Fiscal Year. Except as from time to time otherwise provided by the Board of Directors, the ﬁscal year of the Corporation shall commence on the first day of January of each year.

Section 4 Waiver of Notice. Whenever any notice is required to be given by applicable law or under the provisions of the Certiﬁcate of Incorporation or of these Bylaws, a waiver of notice, given by the person or persons entitled to such notice shall be deemed to satisfy such notice requirement, whether such waiver was given before or after the meeting or other event for which notice is waived. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any annual or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 5 Amendments. These Bylaws may be altered, amended or repealed by (i) the aﬃrmative vote of the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation or (ii) the Board of Directors, provided that such amendments are not inconsistent with the Certificate of Incorporation or the DGCL.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, regulatory, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans sponsored by the Corporation or such other corporation, partnership, joint venture, trust, non-profit entity, or enterprise, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Article VI, Section 3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 2 Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 3 Claims. If a claim for indemnification under this Article VI (following the final disposition of such proceeding) is not paid in full within 60 days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article VI is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, non-profit entity or other enterprise.

Section 6 Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising under these Bylaws shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought.

Section 7 Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or these Bylaws or the Certificate of Incorporation of the Corporation (as either may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine or asserting an “internal corporate claim” (as that term is defined in Section 115 of the DGCL) (any action, proceeding or claim described in clauses (i) through (iv) being referred to as a “Covered Action”) shall, to the fullest extent permitted by applicable law, be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the U.S. Federal District Court for the District of Delaware).

If any Covered Action is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall, to the fullest extent permitted by applicable law, be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article VII (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Unless the Corporation consents in writing to the selection of an alternative forum, the Federal District Courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.
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